 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2017

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	021-294706	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2017, FS Credit Real Estate Income Trust, Inc., (the “Company”), through a wholly-owned subsidiary, purchased a $9.5 million floating-rate whole mortgage loan (the “Oxford Point Loan”) from an affiliate of Rialto Capital Management, Inc., the Company’s sub-adviser (“Rialto”). The Oxford Point Loan is secured by a 200-unit garden multifamily property built in 2002 with 11 residential buildings on a 17 acre site totaling 251,000 square feet, located in Gulfport, MI. The Company funded the purchase of the Oxford Point Loan with proceeds from its private offerings of securities and the WF-1 Facility (discussed in Item 2.03 below).

The Oxford Point Loan was originated in March 2016 by an affiliate of Rialto. The Company’s purchase of the Oxford Point Loan was at cost (100% of par) and was approved by the Company’s board of directors, including all of the independent directors, in accordance with the Company’s charter.

The Oxford Point Loan bears interest at a floating rate of 4.50% over the one-month London Interbank Offered Rate (the “LIBOR Rate”), with an interest rate floor of 4.95% per annum and an appraised loan to value ratio of approximately 72%. The Oxford Point Loan matures in March 2018 with a 12-month extension option for the borrower subject to satisfaction of certain performance tests and the payment of an extension fee.

The foregoing description and related agreement as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of such agreement, a copy of which is attached hereto as Exhibits 10.1 and is incorporated by reference herein.

Item 2.01. Completion of Acquisition of Disposition of Assets.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant

As previously reported, the Company, through an indirect wholly owned, special-purpose financing subsidiary, has entered into a Master Repurchase and Securities Contract (together with the related transaction documents, the “WF-1 Facility”) with Wells Fargo Bank, National Association, to finance the acquisition or origination of commercial real estate whole loans or senior controlling participation interests in such loans. Proceeds from the WF-1 Facility in the amount of $5.70 million were used to purchase the Oxford Point Loan (discussed in more detail in Item 1.01 above) and proceeds from the WF-1 Facility in the amount of $17.55 million were used to purchase the Southwind Loan (as defined and discussed in more detail in Item 8.01 below).

Item 8.01. Other Events.

On September 15, 2017, the Company, through a wholly-owned subsidiary, closed a $34.31 million senior floating-rate mortgage loan (of which $29.25 million was funded at closing) (the “Southwind Loan”), secured by a portfolio of seven office buildings totaling 492,559 square feet located in Memphis, TN adjacent to the Federal Express Corporation World Headquarters and Southwind PGA Golf Course. The Company funded the purchase of the Southwind Loan with proceeds from its private offerings of securities and the WF-1 Facility (discussed in Item 2.03 below).

The Southwind Loan bears interest at a floating rate of 4.25% over the one-month LIBOR Rate with an interest rate floor of 5.30% per annum and an appraised loan to value ratio of approximately 73%. The Southwind Loan has an initial 24-month term with three 12-month extensions for the borrower subject to satisfaction of certain performance tests and the payment of an extension fee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Mortgage Loan Purchase and Sale Agreement, dated as of September 13, 2017 between Rialto Mortgage Finance, LLC and FS CREIT Originator LLC.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date:	September 19, 2017	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Mortgage Loan Purchase and Sale Agreement, dated as of September 13, 2017 between Rialto Mortgage Finance, LLC and FS CREIT Originator LLC